Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-261540) of Third Coast Bancshares, Inc. of our report dated March 16, 2022 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Whitley Penn LLP

Austin, Texas

March 16, 2022